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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 31, 2007

AROTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 281-0356

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873 (11/06)

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Item 3.02    Unregistered Sales of Equity Securities.

Pursuant to the terms of our senior secured notes (the “Notes”), we are obligated to repay the principal amount of the Notes over the term of the Notes, with the principal amount being amortized in twelve payments payable at our option in cash and/or by requiring the conversion of a portion of the Notes into shares of our common stock, provided certain conditions are met.

In this connection, we elected on June 26, 2007 to make the final scheduled payment of $1,142,762.33, due on July 31, 2007, by requiring the conversion of a portion of the Notes into shares of our common stock.

Pursuant to the terms of the Notes, the price used to determine the number of shares to be issued upon such conversion was calculated using an 8% discount to the average trading price of our common stock during 17 of the 20 consecutive trading days ending two days before the installment payment date. This calculation resulted in a volume weighted average price of $2.9995, which after application of the 8% discount resulted in a discounted price of $2.7595 per share (a total of 414,120 shares of our common stock after rounding).

The Notes further provide that within two trading days after we send notice of an election to convert a portion of the Notes into shares of our common stock, we must issue to the holders of our Notes a number of shares of our common stock equal to the quotient of (x) the amount of the Note being paid in stock, divided by (y) the conversion price of $14.00 per share, rounded up to the nearest whole share of common stock. Accordingly, on June 28, 2007, we issued an aggregate of 81,627 shares of our common stock to the holders of the Notes.

The remaining shares issuable upon such conversion were required to be issued by the installment payment date of July 31, 2007. Accordingly, on July 31, 2007, we issued an aggregate of 332,493 additional shares of our common stock to the holders of the Notes. Subsequent to this issuance, we had 12,913,701 shares of common stock issued and outstanding.

The above payment represented the last and final payment on our Notes.

We issued the above securities in reliance on the exemption from registration provided by Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. The issuance of these securities was without the use of an underwriter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROTECH CORPORATION
(Registrant)
By:	/s/ Robert S. Ehrlich
	Name:	Robert S. Ehrlich
	Title:	Chairman and CEO

Dated: July 31, 2007